As filed with the Securities and Exchange Commission on June 12, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1573084
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

6312 South Fiddler’s Green Circle, Suite 200N

Greenwood Village, Colorado 80111

(Address of principal executive offices)

Red Robin Gourmet Burgers, Inc. 2017 Performance Incentive Plan, as Amended

(Full title of the Plan)

Pattye L. Moore

Interim President and Chief Executive Officer

6312 South Fiddler’s Green Circle, Suite 200N

Greenwood Village, Colorado 80111

(303) 846-6000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

With copies to:

Michael L. Kaplan, Esq.

Senior Vice President and Chief Legal Officer

6312 South Fiddler’s Green Circle, Suite 200N

Greenwood Village, Colorado 80111

(303) 846-6000

Robert J. Endicott, Esq.

Bryan Cave Leighton Paisner LLP

211 North Broadway, Suite 3600

St. Louis, Missouri 63102-2750

(314) 259-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(4)
Common Stock, par value $0.001 per share	660,000	$26.04	$17,186,400	$2,083

(1) The Red Robin Gourmet Burgers, Inc. 2017 Performance Incentive Plan (the “2017 Plan”) initially provided by its terms for the issuance of up to 630,182 shares of common stock, par value $0.001 per share (“Common Stock”), of Red Robin Gourmet Burgers, Inc. (the “Company” or the “Registrant”). The Company filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) on May 18, 2017 (File No. 333-218091) related to 630,182 shares of Common Stock issuable under the 2017 Plan. On May 30, 2019, the Company’s stockholders approved an amendment to the 2017 Plan that increased the number of shares of Common Stock authorized for future issuance under the 2017 Plan by 660,000 shares.

(2) Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this registration statement shall also cover any additional shares of Common Stock of the Company to be offered or issued as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(3) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(c) and 457(h)(1) under the Securities Act, the price per share and aggregate offering price are based upon the average high and low sales prices of the Company’s Common Stock on June 6, 2019, as reported by The NASDAQ® Stock Market.

(4) Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $121.20 per $1,000,000 of the proposed maximum aggregate offering price.

EXPLANATORY NOTE

This registration statement is filed by the Company to register additional shares of Common Stock issuable under the 2017 Plan. Such additional shares of Common Stock are being registered in addition to the shares of Common Stock previously registered for issuance on the Company’s Registration Statement on Form S-8 (File No. 333-218091) concerning the 2017 Plan filed with the Commission on May 18, 2017 (the “2017 Registration Statement”). In accordance with Section E of the General Instructions to Form S-8, the contents of the 2017 Registration Statement are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

Item 3. Incorporation of Documents by Reference.

The following documents, previously filed by the Company with the Commission, are hereby incorporated in this registration statement by reference as of their date of filing with the Commission:

(a)           The Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2018, filed with the Commission on February 27, 2019;

(b)           The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 21, 2019, filed with the Commission on May 30, 2019;

(c)           The Company’s Current Reports on Form 8-K filed on January 2, 2019, March 26, 2019, April 3, 2019, April 5, 2019, June 3, 2019, and June 5, 2019; and

(d)           The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A, filed with the SEC on July 16, 2002 (which incorporates such description of the Common Stock from the Company’s Registration Statement on Form S-1, originally filed April 26, 2002 and as subsequently amended, which description is also hereby incorporated by reference) (SEC File No. 000-49916), and any other amendment or report filed for the purpose of updating such description.

All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered under the registration statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated by, or deemed incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

Exhibit Number	Description

5.1	Opinion of Bryan Cave Leighton Paisner LLP

23.1	Consent of Bryan Cave Leighton Paisner LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Power of Attorney (included on signature page of this registration statement)

99.1*	Red Robin Gourmet Burgers, Inc. 2017 Performance Incentive Plan (as Amended). Incorporated by reference to Appendix A to our Definitive Proxy Statement filed on April 10, 2019.

* Incorporated herein by reference as indicated

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on this 12th day of June, 2019.

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Pattye L. Moore
Name:	Pattye L. Moore
Title:	Interim President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Pattye L. Moore and Lynn S. Schweinfurth and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATTYE L. MOORE	Interim President and Chief Executive Officer (Principal	June 12, 2019
Pattye L. Moore	Executive Officer) and Chairperson of the Board

/s/ LYNN S. SCHWEINFURTH	Chief Financial Officer (Principal Financial Officer and Principal	June 12, 2019
Lynn S. Schweinfurth	Accounting Officer)

/s/CAMBRIA W. DUNAWAY	Director	June 12, 2019
Cambria W. Dunaway

/s/ KALEN F. HOLMES	Director	June 12, 2019
Kalen F. Holmes

/s/ GLENN B. KAUFMAN	Director	June 12, 2019
Glenn B. Kaufman

/s/ AYLWIN B. LEWIS	Director	June 12, 2019
Aylwin B. Lewis

/s/ STEVEN K. LUMPKIN	Director	June 12, 2019
Steven K. Lumpkin

/s/ STUART I. ORAN	Director	June 12, 2019
Stuart I. Oran